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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Take to Auction.com, Inc. (the "Company") on Form S-8 of our report dated March 16, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.

/s/  DELOITTE & TOUCHE LLP

October 10, 2001
Miami, Florida